Exhibit 10.1

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

by and between

SMART Technologies Inc.

and

The Investors Party Hereto

Dated as of June         , 2010

i

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (“Agreement”) is made as of the          day of June, 2010, by and among SMART Technologies Inc. (the “Company”) and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor,” and collectively as the “Investors.”

RECITALS

WHEREAS, the Company entered into a Registration Rights Agreement, dated August 28, 2007 with the Investors or their predecessors, which is being amended and restated hereby;

WHEREAS, the Company intends to file a Registration Statement with the Securities and Exchange Commission on Form F-1 in connection with the initial public offering (the “IPO”) of its Class A Stock;

WHEREAS, the Company has agreed to provide the Investors with the registration rights specified in this Agreement with respect to any Registrable Securities held by the Investors or any other Holder on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. For purposes of this Agreement:

1.1 “Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, including without limitation any general partner, executive officer or director of such Person and any venture capital or other fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.2 “Class A Stock” means Class A Subordinate Voting Shares of the Company.

1.3 “Class B Stock” means Class B shares of the Company.

1.4 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

1.5 “Excluded Registration” means (i) a registration on Form S-8 relating to the offering of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan, or (ii) a registration on Form S-4, F-4, F-8 or F-10, but in each case, solely relating to a business combination.

1.6 “Form F-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.7 “Form F-3” means such form or Form F-10 under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.8 “Holder” means any Investor who is a holder of Registrable Securities and who is a party to this Agreement and included in Schedule A to this Agreement or any permitted transferee of such Registrable Securities pursuant to Section 3.1.

1.9 “Immediate Family Members” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.10 “Initiating Holders” means, collectively, Holders who initiate a registration request pursuant to Section 2.1 of this Agreement.

1.11 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.12 “Registrable Securities” means (i) the Class A Stock beneficially owned by an Investor upon the closing of the IPO, or issuable to an Investor upon conversion of any Class B Stock beneficially owned by an Investor upon the closing of the IPO, and (ii) any shares or other securities issued in respect of such Class A Stock by reason of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any exchange for or replacement of such Class A Stock or any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to Class A Stock or Class B Stock; excluding in all cases, any shares for which registration rights have terminated pursuant to Section 2.12 of this Agreement.

1.13 “Registrable Securities then outstanding” means at any time, the number of shares determined by adding the number of shares of Class A Stock that are then Registrable Securities.

1.14 “SEC” means the Securities and Exchange Commission.

1.15 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.16 “SEC Rule 415” means Rule 415 promulgated by the SEC under the Securities Act.

1.17 “SEC Rule 433” means Rule 433 promulgated by the SEC under the Securities Act.

1.18 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

1.19 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Demand Registration.

(a) Underwritten Demands. At any time beginning one hundred eighty (180) days after the effective date of the registration statement for the IPO, any Holder may request that the Company file a Form F-1 registration statement (unless the Company is then eligible to use Form F-3) or Form F-3 registration statement (if the Company is then eligible to use such form) and/or a Canadian short form prospectus under National Instrument 44-101- Short Form Prospectus Distributions (“NI 44-101”), for an underwritten offering of Registrable Securities having an anticipated aggregate offering price to the public (and without giving effect to any Selling Expenses), taking into account Registrable Securities to be sold by all Holders, including the Initiating Holders, of at least $50.0 million (an “Underwritten Demand”). The Company shall (i) within ten (10) days after receipt of an Underwritten Demand, give written notice thereof (such notice by the Company of a request to file a registration statement and/or a Canadian prospectus pursuant to this Section 2.1(a) being a “Company Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event (A) within sixty (60) days after receipt of such request, file a Form F-1 registration statement (if so requested by the Initiating Holders), or (B) within thirty (30) days after receipt of such request, file a Form F-3 registration statement under the Securities Act (if so requested by the Initiating Holders, and in the event such form is available to the Company) and/or (c) within 30 days, file a Canadian prospectus (if so requested by the Initiating Holders), covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by written notice given by each such Holder to the Company within ten (10) business days of the date of receipt of the Company Notice, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

(b) Shelf Registration. At any time beginning one year after the effective date of the registration statement for the IPO, upon request by any Holder, the Company shall use its commercially reasonable efforts to file, as soon as reasonably practicable (but in no event more than 30 days following such request), a registration statement on Form F-3 or such other form under the Securities Act then available to the Company (and to the extent available to the Company, an automatic shelf registration statement on Form F-3) and/or a Canadian base shelf prospectus under National Instrument 44-102- Shelf Distributions (“NI 44-102”), providing for the resale pursuant to Rule 415 or Canadian securities laws, if applicable, of any or all of such Holder’s Registrable Securities; provided that such registration statement and/or Canadian prospectus shall relate to Registrable Securities having an anticipated aggregate offering price to the public (without giving effect to any Selling Expenses) of at least $50.0 million taking into account Registrable Securities to be sold by other Holders (such registration statement and Canadian base shelf prospectus, if applicable, including the Prospectus, amendments and supplements to the shelf registration statement, Canadian base shelf prospectus or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such shelf registration statement or Canadian base shelf prospectus, the “Shelf Registration Statement”).

The Company shall (i) within ten (10) days after receipt of a Shelf Registration Statement demand, give written notice thereof (such notice by the Company of a request to file a registration statement pursuant to this Section 2.1(b) being a “Company Shelf Notice”) to all Holders other than the requesting Holders; and (ii) as soon as practicable, and in any event within thirty (30) days after receipt of such request, file a Form F-3 registration statement under the Securities Act and/or a Canadian base shelf prospectus under NI 44-102 covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by written notice given by each such Holder to the Company within ten (10) business days of the date of receipt of the Company Shelf Notice. The Holders shall be entitled to request the Company to effect underwritten offerings pursuant to the Shelf Registration Statement for offerings having an anticipated aggregate offering price to the public (and without giving effect to any Selling Expenses) of at least $50.0 million (an “Underwritten Takedown”). Except as provided in Section 2.1(d), there shall be no limitation on the number of takedowns off the Shelf Registration Statement.

(c) Black Out Periods. Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1, or to Holders that own Registrable Securities subject to a filed or effective registration statement, a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement and/or Canadian prospectus to either be filed or to become effective or remain effective for as long as such registration statement and/or Canadian prospectus otherwise would be required to remain effective, because such action would cause a premature disclosure of information that the Board of Directors has determined would not be in the best interest of the Company at such time (a “Suspension Event”), then the Company shall defer such filing or effectiveness and the Holders shall discontinue disposition of Registrable Securities pursuant to any effective registration statement and/or Canadian prospectus for a period of not more than sixty (60) days after the Suspension Event, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly; provided, however, that the Company may not invoke this right (i) for more than sixty (60) consecutive days, (ii) for more than an aggregate of one hundred twenty (120) days, or (iii) for more than two (2) separate times in each case, in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such period other than Excluded Registrations that relate solely to a business combination (and not an S-8). Upon the occurrence of any Suspension Event, with respect to a Shelf Registration Statement, the Company shall use commercially reasonable efforts to cause such Shelf Registration Statement to become effective or to promptly amend or supplement an effective Shelf Registration Statement so as to permit the holders to resume sales of the Registrable Securities as soon as practicable following the Company’s determination that the disclosure of such information is no longer premature or if such disclosure has been made in an Excluded Registration or otherwise, or following such sixty (60)-day period. Upon the occurrence of a Suspension Event, the Holder requesting the filing of a registration statement shall be entitled to withdraw such request and, if such request is withdrawn, such demand shall not count as one of the permitted demands pursuant to Section 2.1(d).

(d) Limitation on Underwritten Demands and Takedowns. Notwithstanding the foregoing obligations, each Holder will be entitled to request no more than a total of three (3) Underwritten Demands or Underwritten Takedowns, or a combination thereof, pursuant to Section 2.1(a), and Section 2.1(b). A registration shall not count as one of the permitted Underwritten Demands or Underwritten Takedowns: (i) until the related registration statement has become effective, (ii) if, the Initiating Holders are not able to register and sell at least 50% of the aggregate Registrable Securities requested to be included in such registration, or (iii) if the Company shall not have complied with its obligations under Section 2.4(i) of this Agreement in connection therewith. The Company shall not be obligated to effect any Underwriting Demand or Underwritten Takedown during the period that is one hundred twenty (120) days after the closing of the last Underwritten Demand or Underwritten Takedown.

2.2 Piggyback Registration. If the Company proposes to register under the Securities Act or the securities laws of any province of Canada any shares of its Class A Stock or any equity securities convertible into or exchangeable for its Class A Stock, whether for its own account or the account of any other securityholder of the Company (other than in an Excluded Registration), the Company shall promptly give each Holder written notice of such registration. Upon the request of any Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered and/or qualified for distribution (in the case of a Canadian offering) all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses of such withdrawn registration shall be borne by the Company. A piggyback registration pursuant to this Section 2.2 shall not be considered an Underwritten Demand, an Underwriting Takedown or a Shelf Registration Statement. The Company may postpone or withdraw the filing or effectiveness of a piggyback registration made for its own account or for the account of any securityholder other than a Holder, without prejudice to a Holder’s right to immediately request an Underwritten Demand, an Underwritten Takedown and/or a Shelf Registration.

2.3 Underwriting Requirements.

(a) In connection with any offering involving an underwriting of Registrable Securities pursuant to Section 2.1, all Holders proposing to distribute their securities through such underwritten offering shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. The Initiating Holders of any underwritten offering shall have the right to select the managing underwriter(s) to administer the offering, subject to the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding any other provision of this Section 2.3, if the managing underwriter(s) in any underwritten offering of Registrable Securities pursuant to Section 2.1 advise(s) the Initiating Holders that a limitation on the number of shares to be underwritten is necessary in order to sell the shares in an orderly manner at a price that is acceptable to the Initiating Holders, then the number of Registrable Securities that may be included in the underwriting shall be allocated (i) first, to the Registrable Securities requested to be included in such registration by the Initiating Holders, pro rata among the Initiating Holders or in such other manner as this may agree; (ii) second, to Registrable

Securities requested to be included in such registration by any other Holder of Registrable Securities, pro rata among such other Holders; and (iii) third, to any other holder, if any, of the Company’s equity securities with registration rights which is entitled to be included in such registration.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters. If the managing underwriter(s) in connection with such offering advise the Company that a limitation on the number of shares to be underwritten is necessary in order to sell the shares in an orderly manner at a price that is acceptable to the Company, then the number of securities to be included in such offering shall be allocated (i) first, to the securities that the Company proposes to sell; (ii) second, to Registrable Securities requested to be included in such registration by Holders of Registrable Securities pro rata among such Holders or in such other manner as they may agree; and (iii) third, to any other holder, if any, of the Company’s equity securities with registration rights which is entitled to be included in such registration, pro rata among such other holders, if any, or in such other manner as they may agree.

(c) In order to facilitate the allocation of shares in accordance with the provisions of this Section 2.3, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. For purposes of the provision in this Section 2.3 concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably practicable:

(a) prepare and file, in the time periods specified herein, with the SEC or the applicable Canadian Securities commissions a registration statement or Canadian prospectus, with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC or cleared by the applicable Canadian Securities Commissions as promptly as reasonably practicable following filing and to keep such registration statement effective until the earlier of (i) the date on which all the Registrable Securities included in such registration statement have been sold pursuant to such registration statement or another Company registration statement or Canadian prospectus, or distributed to the public pursuant to SEC Rule 144, or (ii) the date on which, in the written opinion of counsel to the Company, all the Registrable Securities are immediately saleable without volume restrictions or availability of current public information under SEC Rule 144 and the restrictive legend (or stop transfer restrictions) on such Registrable Securities has been removed and, under Canadian securities laws, a distribution of Registrable Securities would not be considered a “Control Distribution” (as defined in National Instrument 45-102- Resale of Securities);

(b) furnish to the Holders participating in such registration and the underwriter or underwriters, if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the prospectus and, if requested by any Holder, the exhibits incorporated by reference, and such Holders (and the underwriter(s), if any) shall have the opportunity to review and comment thereon, and the Company will make such changes and additions thereto as reasonably requested by such Holders or their counsel (and the underwriter(s) or their counsel, if any) prior to filing any registration statement, Canadian prospectus or amendment thereto or any prospectus or any supplement thereto;

(c) prepare and file with the SEC or the applicable Canadian Securities Commission, as applicable, such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement or Canadian prospectus, as may be necessary to comply with the Securities Act or the securities laws of Canada, as applicable, in order to enable the disposition of all securities covered by such registration statement;

(d) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act or the securities laws of Canada, if applicable, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(e) cooperate with the underwriters to qualify the Registrable Securities for offering and sale under the applicable securities laws of such states and provinces (Canadian or otherwise) as the underwriters may designate, and to maintain such qualifications in effect during the period any registration statement is required to be kept effective pursuant to Section 2.4(a); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Registrable Securities have been so qualified, the Company will cooperate with the underwriters to file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect during the period any registration statement is required to be kept effective pursuant to Section 2.4(a);

(f) notify such Holders and any underwriter(s), at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the securities laws of Canada, if applicable, of the occurrence of any event as a result of which the prospectus included in such registration statement or Canadian prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of any Holder or any underwriter(s), the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(g) in the case of an underwritten offering, (i) enter into such agreements (including underwriting agreements in customary form), (ii) take all such other actions as any Holder or the underwriter(s) reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, causing senior management and other Company personnel to cooperate with such Holders and the under-writer(s) in connection with performing due diligence) and (iii) cause its counsel to issue opinions of counsel in form, substance and scope as are customary in secondary underwritten offerings, addressed and delivered to the underwriter(s) and such Holders;

(h) if requested, cause to be delivered, immediately prior to the pricing of any underwritten offering, immediately prior to effectiveness of each registration statement or filing of a final prospectus with the securities commission of any province of Canada (and, in the case of an underwritten offering, at the time of closing of the sale of Registrable Securities pursuant thereto), letters from the Company’s independent registered public accountants addressed to such selling Holders and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC or the securities laws of Canada, if applicable, thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent registered public accountants delivered in connection with secondary underwritten public offerings;

(i) in the case of an underwritten offering, in addition to the cooperation otherwise required by this Agreement, cause (a) members of senior management of the Company (including the chief executive officer and chief financial officer) reasonably to cooperate with the underwriter(s) in connection therewith and make themselves available to participate in “roadshow” and other customary marketing activities in such locations (domestic and foreign) as reasonably recommended by the underwriter(s) (including one-on-one meetings with prospective purchasers of the Registrable Securities) and (b) the Company to prepare preliminary and final prospectuses (preliminary and final prospectus supplements in the case of an offering pursuant to the Shelf Registration Statement) for use in connection therewith containing such additional information as reasonably requested by the underwriter(s) (in addition to the minimum amount of information required by law, rule or regulation).

(j) use commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(k) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(l) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, at reasonable times and upon reasonable notice, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(m) make generally available a consolidated earnings statement (which need not be audited) for the 12 months beginning after the effective date of a registration statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earning statement under Section 11(a) of the Securities Act; and

(n) promptly notify the Holders and the underwriter or underwriters, if any: (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement or post-effective amendment to the registration statement (or the equivalent document under Canadian securities laws, if applicable) has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any written request by the SEC or a Canadian Securities Commission for amendments or supplements to the registration statement or prospectus or Canadian prospectus; (iii) of the notification to the Company by the SEC or a Canadian Securities Commission of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or, in the case of a Canadian distribution, a cease-trade order; and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction.

2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that (i) such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities and (ii) in the case of any underwritten offering, such Holder shall enter into any reasonable and customary agreements requested by the underwriters thereof, including with respect to indemnification and “holdback” arrangements; provided, that any such holdback agreement shall not exceed ninety (90) days and shall apply equally to all Holders participating in such offering.

2.6 Expenses of Registration. All expenses of the Company incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; and fees and disbursements of counsel for the Company, shall be borne by the Company. All expenses of the selling Holders (other than Selling Expenses), including the reasonable fees and disbursements of counsel for each selling Holder, shall be borne and paid for by the Company for up to (a) $150,000 in the aggregate for each Underwritten Demand or Underwritten Takedown (including the exercise of piggyback registration rights in any underwritten offering), and (b) $100,000 in the aggregate for each other registration.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability (joint or several) or expense to which such Person may become subject under the Securities Act, the Exchange Act, any Canadian securities laws, or other foreign, federal or state law, insofar as such loss, claim, damage, liability or expense (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company filed in connection with any offering of Registrable Securities, including any “issuer free writing prospectus” (as defined in SEC Rule 433), Canadian prospectus or other Canadian offering documents, road show, preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; (iii) any “misrepresentation” as defined under Canadian securities laws; or (iv) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) in connection therewith of the Securities Act, the Exchange Act, any Canadian securities laws, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act, any Canadian securities laws, or any state securities laws, as incurred and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which such loss, claim, damage, liability or expense may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed nor shall the Company be liable for any such loss, claim, damage, liability or expense to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration; and, provided further that the indemnity agreement contained in this Section 2.8(a) shall not apply, insofar as it relates to any loss, claim, damage, liability (joint or several) or expense arising from (x) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus; or (y) any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading which, in either such case, has been corrected in any amended or supplemented prospectus available at the time of sale (as such term is used in Rule 159 under the Securities Act) and filed with the SEC (the “Corrected Prospectus”), if a copy of the Corrected Prospectus was furnished to the Person seeking indemnification hereunder and such Person failed to deliver, at or before the time of sale, a copy of the Corrected Prospectus to the Person asserting the loss, claim, damage, liability or expense in any case in which such delivery was required by the Securities Act.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any loss, claim, damage, liability (joint or several) or expense to which such Person may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, claim, damage, liability or expense (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company filed in connection with any offering of Registrable Securities, including any “issuer free writing prospectus” (as defined in SEC Rule 433), Canadian prospectus or other Canadian offering documents, road show, preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; (iii) any “misrepresentation” as defined under Canadian securities laws; or (iv) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) in connection therewith of the Securities Act, the Exchange Act, any Canadian securities laws, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act, any Canadian securities laws, or any state securities laws, in each case only to the extent that such loss, claim, damage, liability or expense arises out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which such loss, claim, damage, liability or expense may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further that in no event shall any indemnity under this Section 2.8(b) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except to the extent such loss is finally judicially determined to have primarily resulted from willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party written notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, (plus local counsel), with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(e), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except to the extent such loss is finally judicially determined to have primarily resulted from willful misconduct by such Holder.

(e) Unless otherwise superseded by an underwriting agreement entered into in connection with an underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

2.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144;

(b) timely file with the SEC all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form F-3 (at any time after the Company so qualifies to use such form).

2.10 Qualification under NI 44-101. the Company agrees to use commercially reasonable efforts following closing of its initial public offering to qualify the Company to file a short form prospectus under NI 44-101 and shall file a “Notice of Intention” under Section 2.8 of NI 44-101 within 30 days of closing its initial public offering declaring its intention to be qualified to file a short form prospectus.

2.11 Public Offering in Alternate Jurisdiction. If the Company determines that it is in the best interests of the Company and its shareholders to register, list and sell its securities in any jurisdiction outside of the United States of America or Canada, then the Company shall use commercially reasonable efforts to provide to the Holders similar or equivalent rights, as applicable and to the extent necessary, in any such jurisdiction to permit the Investors to sell securities to the public or in underwritten offerings as are provided in this Agreement for registration and sale of securities pursuant to the Securities Act.

2.12 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 or Section 2.2 shall terminate upon the earlier to occur of:

(a) all of such Holder’s Registrable Securities are registered and sold pursuant to an effective registration statement filed with the SEC;

(b) all of such Holder’s Registrable Securities are sold pursuant to SEC Rule 144 and the restrictive legend (or stop transfer restrictions) on such Registrable Securities has been removed; or

(c) the date on which, in the written opinion of counsel to the Company, all the Registrable Securities of such Holder are immediately saleable without volume restriction or availability of current public information under SEC Rule 144 and the restrictive legend (or stop transfer restrictions) on such Registrable Securities has been removed and, under Canadian securities laws, a distribution by such Holder of Registrable Securities would not be considered a “Control Distribution” (as defined in National Instrument 45-102- Resale of Securities).

2.13 Restrictive Legend. Each certificate representing Registrable Securities, as well as all certificates in exchange for or in substitution of the said Registrable Securities, until such time as the same is no longer required under applicable requirements of a securities act or under applicable state securities laws, shall bear the following legend:

“The securities represented hereby have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”). The Holder hereof, by purchasing such securities, agrees for the benefit of the Company that such securities may be offered, sold, pledged or otherwise transferred only (A) to the Company, (B) outside the United States in accordance with Regulation S under the Securities Act, or (C) in a transaction that does not otherwise require registration under the Securities Act or any applicable state securities laws and, in the case of a transfer pursuant to clause C above, the seller has furnished to the Company an opinion to such effect from counsel reasonably satisfactory to the Company prior to such transfer.”

2.14 Other Registrations. The Company shall not grant to any Person the right, other than as set forth herein and except to employees of the Company with respect to registrations on Form S-8 (or any successor forms thereto), to request the Company to register any Class A Shares of the Company except such rights as do not adversely affect the priorities or other rights set forth herein of the Holders under this Agreement.

2.15 Holdback Agreements. The Company agrees not to, and shall exercise commercially reasonable efforts to obtain agreements (in the underwriters’ customary form) from its directors, executive officers not to, directly or indirectly offer, sell, pledge, contract to sell, (including any short sale), grant any option to purchase or otherwise dispose of any equity securities of the Company or enter into any hedging transaction relating to any equity securities of the Company during the 90 days beginning on the pricing date of any Underwritten Demand, any underwritten piggyback registration pursuant to Section 2.2 or any underwritten offering pursuant to a Shelf Registration Statement, unless the underwriter managing the offering otherwise agrees to a shorter period.

2.16 Ceasing to be a Foreign Private Issuer. If the Company ceases to be a foreign private issuer (as defined in Rule 405 promulgated by the SEC under the Securities Act) able to use a registration statement on Form F-1, F-3, F-4, F-8 or F-10, as the case may be, then all references in this Agreement to any such form shall be deemed to be references to Form S-1, S-3 or S-4, as appropriate.

3. Miscellaneous.

3.1 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) in whole or in part by a Holder to a transferee of Registrable Securities that agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. If the outstanding Class A Stock is converted into or exchanged or substituted for other securities issued by any other Person, as a condition to the effectiveness of the merger, consolidation, reclassification, share exchange or other transaction pursuant to which such conversion, exchange, substitution or other transaction takes place, such other Person shall automatically become bound hereby with respect to such other securities constituting Registrable Securities and, if requested by the Holders or a permitted transferee, shall further evidence such obligation by executing and delivering to the Holders and such transferee of any Holder a written agreement to such effect in form and substance satisfactory to such Holder.

3.2 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York. There will be no application of any conflict of laws rules inconsistent with this Section 3.2. The Company and the Holders do hereby:

(a) submit and attorn to the non-exclusive jurisdiction of the State of New York (and the applicable appeal courts therefrom) for all matters arising out of or relating to this Agreement, or any of the transactions contemplated hereby;

(b) waive all right to object to jurisdiction or execution in any legal action or proceeding relative to this Agreement or the transactions contemplated hereby which they may now or hereafter have by reason of domicile or otherwise;

(c) waive any objection to the laying of venue in such courts of the State of New York of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement or the transactions contemplated hereby;

(d) waive and agree not to plead or claim that any action, suit or proceeding in such courts has been brought in an inconvenient forum; and

(e) waive any right they may have to, or to apply for, trial by jury in connection with any matter, action, proceeding, claim or counterclaim arising out of or relating to this Agreement or any of the transactions contemplated hereby.

3.3 Effectiveness; IPO. This Agreement will come into full force and effect upon (and only upon) the closing of the IPO; provided such closing occurs no later than thirty (30) days after the execution of this Agreement. If the closing of the IPO does not occur on or before the thirtieth (30th) day after the execution of this Agreement, this Agreement shall be null and void and of no force or effect. The Company intends to file a registration statement on Form

F-1 (the “IPO Registration Statement”) with respect to its proposed initial public offering of Class A Stock. For purposes of clarity, the offering contemplated by the IPO Registration Statement shall be a registration of equity securities subject to Section 2.2 hereof and all of the terms and conditions applicable to a registration under Section 2.2, including (without limitation) Sections 2.4, 2.6 and 2.8; provided that, solely with respect to the registration contemplated by the IPO Registration Statement, the procedural requirements set forth in the first two sentences of Section 2.2 and clause (b) of the second sentence of Section 2.6 shall not apply. In no event shall the IPO be considered an Underwritten Demand, an Underwritten Takedown or a Shelf Registration Statement. Except as may otherwise be agreed by the parties (or set forth in Annex I hereto), each Person (including the Company) shall bear all expenses incurred by such Person in connection with the IPO.

3.4 Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.5 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

3.6 Notices. Any demand, notice or other communication (collectively, a “notice”) given in connection with this Agreement will be given in writing and will be given by personal delivery, by registered mail or by facsimile addressed to the recipient as follows:

(a)	To an Investor:

Addressed to it at its address for service as set forth in Schedule A

(b)	To the Company:

SMART Technologies Inc.
3636 Research Road NW
Calgary, AB T2L 1Y1
Attention: General Counsel

Facsimile: +1 (403) 407-5201

3.7 Amendments and Waivers. No modification of or amendment to this Agreement will be valid or binding unless it is set forth in writing and duly executed by the Company and the Holders of 75% of the Registrable Securities then outstanding, and no waiver of any breach of any term or provisions of this Agreement will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, will be limited to the specific breach waived; provided, however, that any amendment, modification, supplement, waiver or consent to departures from the provisions of this Agreement that provides for different treatment with respect to any individual Holder or one or more of Holders, but less than all the Holders, shall require the written consent of the Company and all affected Holders.

3.8 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

3.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.10 Entire Agreement. This Agreement (including any Schedules, Annexes and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

3.11 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.12 Equitable Relief. The parties hereto agree that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

[Remainder of This Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SMART TECHNOLOGIES INC.

By:

Name:

Title:

Address:

INVESTOR: INTEL CORPORATION

By:

Name:

Title:

Address:

SCHOOL S.A.R.L.

By:

Name:

Title:

Address:

IFF HOLDINGS INC.

By:

Name:

Title:

Address:

SCHEDULE A

Investors

Intel Corporation

Attn: Intel Capital Portfolio Manager

2200 Mission College Blvd., M/S RNB6-59

Santa Clara, CA 95054

Fax Number: (408) 653-6796

with a copy by e-mail to:

portfolio.manager@intel.com

with a copy to:

Kathi A. Rawnsley

Lowenstein Sandler LLP

590 Forest Avenue

Palo Alto, CA 94301

Fax Number: (650) 433-5597

School S.a.r.l.

33 Jermyn Street

London, UK, SW1Y 6DN

Attention: Salim Nathoo

Fax Number: 44 20 7666 6513

with a copy by e-mail to: Salim.Nathoo@apax.com

with a copy to:

Michael J. Zeidel

Skadden, Arps, Slate, Meagher &Flom LLP

4 Times Square

New York, NY 10036

Fax Number: (917) 777-3259

with a copy by e-mail to: mzeidel@skadden.com

IFF Holdings Inc.

IFF Holdings Inc.

c/o Byye Management Inc.

825, 808 - 4th Avenue S.W.

Calgary, AB T2P 3E8

Attention: Nancy Macnab

Facsimile: +1 (403) 699-9781

with a copy to:

Burnet, Duckworth & Palmer LLP

1400, 350 – 7th Avenue SW

Calgary, AB T2P 3N9

Attention: Brian Borich

Facsimile: +1 (403) 260-0332

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